, 2008

John Hancock Rainier Growth Fund

a series of John Hancock Funds III

601 Congress Street

Boston, MA 02210

John Hancock Core Equity Fund

a series of John Hancock Capital Series

601 Congress Street

Boston, MA 02210

John Hancock Growth Trends Fund

a series of John Hancock Equity Trust

601 Congress Street

Boston, MA 02210

Re:	Reorganization to Combine Series of Massachusetts Business Trusts

Ladies and Gentleman:

John Hancock Funds III, a Massachusetts business trust (“JHF III Trust”), on behalf of its series John Hancock Rainier Growth Fund (the “Acquiring Fund”), John Hancock Capital Series, a Massachusetts business trust (“Capital Series Trust”), on behalf of its series John Hancock Core Equity Fund (“Core Equity Fund”), and John Hancock Equity Trust, a Massachusetts business trust (“Equity Trust”), on behalf of its series John Hancock Growth Trends Fund (“Growth Trends Fund,” and together with Core Equity Fund, the “Acquired Funds,” and each an “Acquired Fund”), have requested our opinion as to certain federal income tax consequences of transactions (the “Reorganizations” and each a “Reorganization”) in which the Acquiring Fund will acquire all of the assets and assume all of the liabilities of each of the Acquired Funds in exchange solely for shares of beneficial interest in the Acquiring Fund (“Acquiring Fund Shares”) pursuant to separate Agreements and Plans of Reorganization (“Agreements”) entered into by JHF III Trust, on behalf of the Acquiring Fund, and, respectively, Capital Series Trust, on behalf of Core Equity Fund on , 2008 (the “Core Equity Agreement”), and Equity Trust, on behalf of Growth Trends Fund on , 2008 (the “Growth Trends Agreement”).1 Specifically,

_________________________

1  Each of the Acquired Funds and Acquiring Fund is sometimes referred to herein as a “Fund,” and each of JHF III Trust, Capital Series Trust and Equity Trust is sometimes referred to herein as an “Investment Company.”

JOHN HANCOCK RAINIER GROWTH FUND

JOHN HANCOCK CORE EQUITY FUND

JOHN HANCOCK GROWTH TRENDS FUND

                           , 2008

the Funds have requested our opinion that the consummation of the each Reorganization will qualify as a “reorganization” (as defined in section 368(a)).2

In rendering this opinion, we have examined (1) the Agreements, (2) the Proxy Statement/Prospectus dated , 2008, regarding the Reorganizations (“Proxy Statement”) that was furnished in connection with the solicitation, by the members of Capital Series Trust’s Board of Trustees and Equity Trust’s Board of Trustees (together, “Boards”), of proxies for use at a special meeting of the Acquired Funds’ shareholders that was held on , 2008, and (3) other documents we have deemed necessary or appropriate for the purposes hereof (collectively, “Documents”). We have assumed, for purposes hereof, the accuracy and completeness of the information contained in all the Documents. As to various matters of fact material to this opinion, we have relied, exclusively and without independent verification (with your permission), on the representations and warranties set forth in the Agreements and on the statements and representations of officers and other representatives of the Acquiring Fund and the Acquired Funds (collectively, “Representations”). We have assumed that any Representation made “to the knowledge and belief” (or similar qualification) of any person or party is, and at the Closing Date (as defined in the Agreements) will be, correct without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. Finally, we have assumed that the Documents and the Representations present all the material and relevant facts relating to the Reorganizations.

OPINION

Based solely on the facts and representations set forth in the reviewed documents and the representations of officers of the Investment Companies, and conditioned on (i) those representations’ being true on the closing date of the Reorganizations and (ii) the Reorganizations’ being consummated in accordance with the Agreements (without the

_________________________

2  All “section” references are to the Internal Revenue Code of 1986, as amended (“Code”), unless otherwise noted, and all “Treas. Reg. §” references are to the regulations under the Code (“Regulations”).

JOHN HANCOCK RAINIER GROWTH FUND

JOHN HANCOCK CORE EQUITY FUND

JOHN HANCOCK GROWTH TRENDS FUND

                           , 2008

waiver or modification of any terms or conditions thereof), our opinion with respect to the federal income tax consequences of the Reorganizations is as follows.

1.        Each Reorganization will be a reorganization under section 368(a)(1)(C) of the Code, and each Acquired Fund and the Acquiring Fund will each be a party to a reorganization under section 368(b) of the Code.

2.        No gain or loss will be recognized by an Acquired Fund upon the transfer of all of its assets to, and the assumption of all of its liabilities by, the Acquiring Fund in exchange solely for Acquiring Fund Shares, followed by the distribution of those Acquiring Fund Shares to the Acquired Fund’s shareholders in liquidation of the Acquired Fund.

3.        No gain or loss will be recognized by the Acquiring Fund on the receipt of an Acquired Fund's assets and the assumption of its liabilities in exchange solely for the Acquiring Fund Shares.

4.        The basis of an Acquired Fund's assets in the hands of the Acquiring Fund will be the same as the basis of such assets in the Acquired Fund's hands immediately prior to the Reorganization.

5.        The Acquiring Fund's holding period in the assets to be received from an Acquired Fund will include the Acquired Fund's holding period in such assets (except where the Acquiring Fund’s investment activities have the effect of reducing or eliminating an asset’s holding period).

6.        An Acquired Fund’s shareholders will recognize no gain or loss on the exchange of their shares of beneficial interest in the Acquired Fund (“Acquired Fund Shares”) for Acquiring Fund Shares in the Reorganization.

7.        An Acquired Fund’s shareholders’ aggregate basis in the Acquiring Fund Shares to be received by them will be the same as their aggregate basis in the Acquired Fund Shares to be surrendered in exchange therefor.

8.        The holding period of the Acquiring Fund Shares to be received by an Acquired Fund’s shareholders will include the holding period of the Acquired Fund Shares to be surrendered in exchange therefor, provided those Acquired Fund Shares were held as capital assets on the date of the applicable Reorganization.

JOHN HANCOCK RAINIER GROWTH FUND

JOHN HANCOCK CORE EQUITY FUND

JOHN HANCOCK GROWTH TRENDS FUND

                           , 2008

Our opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and the Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service (“Service”) in existence on the date hereof. All the foregoing authorities are subject to change or modification that can be applied retroactively and thus also could affect the conclusions expressed herein; we assume no responsibility to update our opinion after the date hereof with respect to any such change or modification. Our opinion represents our best judgment regarding how a court would decide the issues addressed herein and is not binding on the Service or any court. Moreover, our opinion does not provide any assurance that a position taken in reliance thereon will not be challenged by the Service, and although we believe that our opinion would be sustained by a court if challenged, there can be no assurances to that effect.

Our opinion addresses only the specific federal income tax consequences of the Reorganizations set forth above and does not address any other federal, or any state, local, or foreign tax consequences of the Reorganizations or any other action (including any taken in connection therewith). Our opinion also applies only if each Fund is solvent, and we express no opinion about the tax treatment of the transactions described herein if any Fund is insolvent. Finally, our opinion is solely for the addressees’ information and use and may not be relied on for any purpose by any other person without our express written consent.

Very truly yours,